================================================================================
                                                                      Exhibit 99
[GRAPHIC OMITTED]         OCWEN FINANCIAL CORPORATION
================================================================================

FOR IMMEDIATE RELEASE     FOR FURTHER INFORMATION, CONTACT:
                          A. RICHARD HURWITZ
                          VP, CORPORATE COMMUNICATIONS & MARKETING
                          T: (561) 682-8575
                          F: (561) 682-8177  OR E-MAIL: rhurwitz@ocwen.com
                                                        ------------------

                           OCWEN FINANCIAL CORPORATION
                              REPORTS 1998 RESULTS
                      CONSISTENT WITH PRE-EARNINGS RELEASE

FOURTH QUARTER AND YEAR END HIGHLIGHTS
o   1998 NET INCOME, PRIOR TO IMPAIRMENT CHARGES, INCREASED 22% OVER PRIOR YEAR
o 1998 FOURTH QUARTER NET INCOME, PRIOR TO IMPAIRMENT CHARGES, DECREASED 9.6% OVER SAME QUARTER PRIOR YEAR
o   NET INCOME FROM THIRD PARTY MORTGAGE SERVICING INCREASED 223% IN 1998
o   OTX INTRODUCES REALTRANS(SM), ITS REAL ESTATE E-COMMERCE SOLUTION
o   LOANS SERVICED FOR OTHERS INCREASED 92% DURING 1998 TO $10.59 BILLION
o   APPOINTED SPECIAL SERVICER FOR $9.12 BILLION OF LOANS IN 1998

WEST PALM BEACH, FL - (January 29, 1999) Ocwen Financial Corporation (NYSE: OCN) today reported net income for its fourth quarter ended December 31, 1998, prior to impairment charges, of $20.4 million, or $0.34 per diluted share, compared to $22.9 million, or $0.37 per diluted share, for the fourth quarter of 1997. For the year ended December 31, 1998, the Company reported net income, prior to impairment charges, of $95.9 million, or $1.57 per diluted share, compared to $78.9 million, or $1.39 per diluted share, for the year ended December 31, 1997, an increase of 22%.

Including impairment charges, the Company reported a net loss of $10.6 million, or $0.17 per diluted share, for the 1998 fourth quarter, compared to net income of $22.9 million, or $0.37 per diluted share, for the 1997 fourth quarter. For the year ended December 31, 1998, the Company reported a net loss of $1.2 million, or $0.02 per diluted share, for 1998 compared to net income of $78.9 million, or $1.39 per diluted share, for the year ended December 31, 1997.

Pre-tax impairment charges for the 1998 fourth quarter totaled $49.5 million, of which $28.5 million related to the Company's securities available for sale (an investment portfolio including subordinate and residual mortgage-backed securities), $8.2 million was for losses on its investment in Ocwen Asset Investment Corp. (NYSE: OAC) and $10.9 million was for the anticipated curtailment of its domestic subprime operations. The $28.5 million charge resulted from each security being written down to the lower of amortized cost or fair value.

Pre-tax impairment charges for the year ended December 31, 1998 totaled $152.8 million, of which $86.1 million related to the Company's securities portfolio of AAA-rated agency IOs, $43.6 million related to securities available for sale, $8.2 million was for losses on its investment in OAC, and $13.0 million was for the anticipated curtailment of its domestic subprime operations.

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999

STATEMENT FROM CHAIRMAN AND CEO REGARDING STRATEGIC TRANSITION

William C. Erbey, Chairman and Chief Executive Officer, stated "While 1998 was a very difficult year for financial services companies, OCN made several notable achievements, not the least of which was that our discount loan and servicing businesses made $63.5 million. In addition, we have continued to grow our annuity-based fee income stream and have made substantial strides in developing and commercializing our loan servicing and e-commerce technology for the mortgage and real estate industries. All told, we are quite proud of our progress during the last quarter with respect to re-focusing our resources on business lines which leverage the Company's core competencies. For example, the net income in our third party mortgage-servicing unit increased 223%, and the loans serviced for others increased 92% to $10.59 billion in unpaid principal balance in 1998.

"We believe that our servicing expertise and operating platform are exportable to other countries. In 1998, the Company entered the United Kingdom, and we are very pleased with the servicing and origination platform that we have developed there. Other 1998 highlights include:

o At year-end 1998, OCN serviced 153,458 loans for third parties in the United States totaling $10.59 billion of unpaid principal balance, compared to 70,308 loans totaling $5.51 billion in UPB at December 31, 1997. To accommodate this growth, the Company is building a national servicing center in Orlando, Florida, which will have capacity for 1,000 loan servicing representatives per shift upon planned completion in the summer of 1999.

o OCN continued to expand its servicing activities in 1998 by entering into special servicing arrangements, wherein the Company acts as a special servicer for nonperforming loans on behalf of third parties, typically as part of a securitization. The Company services loans that become greater than 60 days past due and receives incentive fees to the extent certain loss mitigation parameters are achieved. Through December 31, 1998, OCN had been designated as a special servicer for pools of loans totaling approximately $9.12 billion in original unpaid principal balance.

o Ocwen Technology Xchange, Inc. ("OTX"), our software solutions subsidiary, introduced REALTrans(SM), a web-based application which facilitates the electronic ordering of real estate products and services via the Internet. REALTrans(SM) allows users (banks, brokers, appraisers, agents, title insurers, attorneys, and other ancillary real estate and mortgage service providers) to send, receive, and track information easily. It can provide major cost reductions for all parties to these transactions by saving valuable time and increasing organizational efficiencies.

o OTX expects to bring to market a significant enhancement to its menu of mortgage servicing software products in mid-1999. This system of fully integratable modules allows for the management of the total life cycle of a loan. The modules include loan servicing, collections, default management, loss mitigation, REO management, construction loan servicing and related workflow management. We expect to implement the OTX servicing platform in the Ocwen UK operation by year-end.

"We believe that our Company, which had $445.2 million in cash and cash equivalents at 1998 year-end, including $69.0 million at the holding company, enjoys ample liquidity to fund our strategic transition. In 1999, we will continue to focus our resources on acquiring discount loans, growing our fee-for-service business, and developing software technology for the real estate and mortgage industries."

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999


NET INCOME SUMMARY BY BUSINESS ACTIVITY

                                                            Three Months           Twelve Months
                                                        --------------------    --------------------
         For the periods ended December 31,               1998        1997        1998        1997
         -------------------------------------------    --------    --------    --------    --------
         Discount loans (1): ........................             (Dollars in thousands)
           Single family residential loans ..........   $(11,066)   $ 12,280    $ 14,394    $ 23,349
           Large commercial real estate loans .......      4,463       3,411      28,103      24,474
           Small commercial real estate loans .......        737       2,948       8,195       5,349
                                                        --------    --------    --------    --------
                                                          (5,866)     18,639      50,692      53,172
                                                        --------    --------    --------    --------

         Mortgage loan servicing:
           Domestic .................................      4,704       1,286       8,066       3,972
           Foreign (UK) .............................      2,857          --       4,771          --
                                                        --------    --------    --------    --------
                                                           7,561       1,286      12,837       3,972
                                                        --------    --------    --------    --------

          Investment in low-income housing tax
            credits .................................        627         503       6,149       4,147

          Commercial real estate lending ............        759       6,167      13,588      12,405

          OTX .......................................     (3,547)         --      (9,623)         --

          Subprime single family residential lending:
            Domestic ................................    (13,267)       (781)    (20,524)     (2,166)
            Foreign (UK) ............................      1,257          --       7,475          --
                                                        --------    --------    --------    --------
                                                         (12,010)       (781)    (13,049)     (2,166)
                                                        --------    --------    --------    --------

          Investment securities .....................     (3,226)     (2,203)    (59,186)      3,587

          Other .....................................      5,125        (677)     (2,608)      3,815
                                                        --------    --------    --------    --------
                                                        $(10,577)   $ 22,934    $ (1,200)   $ 78,932
                                                        ========    ========    ========    ========

(1) Exclusive of the impairment charges on residential subordinate securities, net income (loss) from the single family residential loan business activity would have been $(3,490) and $21,970 for the three and twelve months ended December 31, 1998, respectively, and net income from the discount loan business activity in the aggregate would have been $1,710 and $58,268 for the three and twelve months ended December 31, 1998, respectively.

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999

THE REMAINDER OF THIS RELEASE CONTAINS SELECTED SUMMARY INFORMATION ON THE SPECIFIC AREAS OF THE COMPANY'S RESULTS, FINANCIAL CONDITION, AVERAGE BALANCES, AND RATES, AS WELL AS OCN'S INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.


FOURTH QUARTER AND TWELVE MONTHS AT A GLANCE                       Fourth Quarter                        Year
--------------------------------------------------------   -----------------------------     -----------------------------
In thousands of dollars, except per share data                 1998             1997             1998             1997
--------------------------------------------------------   ------------     ------------     ------------     ------------
Revenues ...............................................   $     39,934     $     84,689     $    226,131     $    263,879
Provision for loan losses ..............................         (4,775)         (10,479)         (18,509)         (32,218)
Expenses ...............................................        (74,016)         (45,197)        (239,988)        (132,123)
Income tax (expense) benefit ...........................         27,811           (6,398)          30,699          (21,309)
Minority interest ......................................            469              319              467              703
                                                           ------------     ------------     ------------     ------------
Net income .............................................   $    (10,577)    $     22,934     $     (1,200)    $     78,932
                                                           ============     ============     ============     ============
Earnings per share:
   Basic................................................   $      (0.17)    $       0.38     $      (0.02)    $       1.40
   Diluted .............................................   $      (0.17)    $       0.37     $      (0.02)    $       1.39
Weighted average shares outstanding:
   Basic ...............................................     60,797,467       60,541,578       60,736,950       56,185,956
   Diluted .............................................     60,797,467       61,321,725       61,736,950       56,836,484
Annualized Returns:
   Average assets ......................................          (1.20)%           2.96%           (0.03)%           2.78%
   Average equity ......................................          (9.82)%          22.40%           (0.28)%          27.22%
---------------------------------------------------------------------------------------------------------------------------

REVENUES

NET INTEREST INCOME

Interest income of $66.2 million for the fourth quarter of 1998 decreased by $7.5 million or 10%, compared to the fourth quarter of 1997. This decrease was the result of a 148 basis point decrease in the average yield earned, offset in part by an $80.3 million increase in the average balance of interest-earning assets. The decrease in the average yield earned for the fourth quarter of 1998 was primarily due to a decline in yield on the loan portfolio which was the result of $5.9 million of additional interest income received in connection with the payoff of four loans secured by hotel and office properties during the fourth quarter of 1997. Of the $80.3 million net increase in average interest-earning assets, $324.2 million, $152.2 million, $84.6 million related to securities available for sale, loans available for sale and federal funds sold, and repurchase agreements, respectively, offset by a $353.9 million decrease in the discount loan portfolio and a $122.5 million decrease related to the loan portfolio. The $152.2 million increase in loans available for sale relates to loans held by Ocwen UK. The average yield on interest-earning assets was 10.02% and 11.50% for the fourth quarter of 1998 and 1997, respectively, and 10.82% and 11.50% for the year ended December 31, 1998 and 1997, respectively. For the year ended December 31, 1998, interest income amounted to $307.7 million, a $35.2 million or a 13% increase over the same period in 1997.

Interest expense of $43.6 million for the fourth quarter of 1998 increased by $3.3 million or 8% over the comparable period in the prior year as a result of a $195.1 million increase the average balance of interest-bearing liabilities. Of this increase, $182.6 million and $33.9 million related to borrowings under lines of credit and securities sold under agreements to repurchase, respectively, offset by a $16.5 million decline in deposits. The average rate paid on interest-bearing liabilities was 6.77% in the fourth quarter of 1998 and 1997, and 6.84% and 6.69% for the year ended December 31, 1998 and 1997, respectively. For the year ended December 31, 1998, interest expense increased $28.6 million or 18% over the prior year to $184.9 million, primarily due to a $29.0 million increase in interest expense on obligations outstanding under lines of credit as a result of a $396.9 million or 471% increase in the average balance outstanding.

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999

As a result of the above, net interest income before provision for loan losses of $22.6 million for the fourth quarter of 1998 decreased by $10.8 million or 32% from the fourth quarter of 1997, and the net interest margin for the fourth quarter of 1998 decreased to 3.42% from 5.21% for the fourth quarter of 1997. Net interest income of $122.8 million for the year ended December 31, 1998 increased $6.6 million or 6% over the prior year, and the net interest margin declined 59 basis points to 4.32%.

NON-INTEREST INCOME

Non-interest income for the fourth quarter of 1998 was $28.7 million, a decrease of $15.1 million or 34% from that of the fourth quarter of 1997. The decrease was primarily due to a $38.6 million decrease in gains on interest earning assets, offset by an $11.7 million increase in servicing fees and other charges and a $9.2 million increase in other income. Non-interest income for 1998 decreased by $12.6 million to $111.3 million, primarily due to an $83.8 million decline in gains on interest-earning assets, offset by a $33.2 million increase in servicing fees and other charges and a $31.2 million increase in other income.

Loss on interest-earning assets, net, for the fourth quarter of 1998 amounted to $2.5 million and was primarily comprised of a $28.5 million impairment charge on certain subordinate and residual mortgage-backed securities available for sale, offset by a $16.5 million and $5.0 million gain recognized in connection with the securitization of $194.7 million of U.K. subprime single family residential mortgage loans and $262.1 million of U.S. subprime single family residential loans, respectively. Gain on interest-earning assets, net, for the fourth quarter of 1997 of $36.1 million was primarily comprised of a $24.4 million gain recognized in connection with the securitization of single-family discount loans with an aggregate unpaid principal balance of $203.4 million, a $9.0 million gain recognized in connection with the securitization of subprime single-family residential mortgage loans with an aggregate unpaid principal balance of $208.8 million, and a $2.0 million gain recognized in connection with the securitization of small commercial mortgage loans with an aggregate unpaid principal balance of $62.7 million. Gain on interest-earning assets, net, for the year ended December 31, 1998 decreased by $83.8 million primarily as a result of $129.7 million of losses and charges on securities, including AAA-rated agency interest-only securities and certain subordinate and residual mortgage-backed securities, offset by a $37.8 million increase in gains in connection with securitizations of discount and subprime mortgage loans.

The increase in servicing fees and other charges reflects an increase in loan servicing and related fees as a result of an increase in loans serviced for others. The unpaid principal balance of loans serviced for others averaged $10.02 billion and $4.69 billion during the fourth quarter of 1998 and 1997, respectively, and $8.06 billion and $3.11 billion during the year ended December 31, 1998 and 1997, respectively. At December 31, 1998, OCN serviced 153,458 loans for third parties totaling $10.59 billion versus 142,844 loans totaling $9.96 billion at September 30, 1998, and 70,308 loans totaling $5.51 billion at December 31, 1997.

Other income of $9.8 million for the fourth quarter of 1998 included $2.4 million of gains on sales of investments in real estate, $4.3 million of brokerage commissions earned in connection with Ocwen UK loan originations and $1.8 million of management fees earned from OAC. Other income of $39.7 million for 1998 included $10.4 million of gains on sales of investments in real estate, $10.0 million of brokerage commissions earned in connection with Ocwen UK loan originations, $7.4 million of gains recognized in connection with the sale of investments in low-income housing tax credit projects, and $5.9 million of management fees earned from OAC. Other income of $8.5 million for 1997 was primarily comprised of $6.1 million of gains recognized in connection with the sale of investments in low-income housing tax credit projects and $1.8 million of management fees earned from OAC.

EQUITY IN (LOSSES) EARNINGS OF INVESTMENTS IN UNCONSOLIDATED ENTITIES

During the three months ended December 31, 1998, OCN recorded $(8.7) million of losses resulting from its equity investment in OAC and $(2.9) million of losses resulting from its equity investment in Norland Capital Group plc, doing business as Kensington Mortgage Company ("Kensington").

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999

On December 12, 1997, BCBF LLC, a joint venture between the Company and Black Rock Finance LP, distributed all of its remaining assets to its partners. As a result, no equity in earnings was recorded during 1998 related to this entity. During the fourth quarter of 1997, OCN recorded $7.5 million of income related to its investment in joint venture, consisting primarily of net interest income. Income from the joint venture amounted to $23.7 million for 1997 and included $9.2 million of net gains related to the securitization of single-family residential loans.

PROVISION FOR LOAN LOSSES

Provision for loan losses decreased by $5.7 million in the fourth quarter of 1998 and $13.7 million during the year ended December 31, 1998. The decline in the provision for loan losses in 1998, compared to 1997, was primarily due to a decline in the balance of the discount loan and loan portfolios. At December 31, 1998, OCN had allowances for losses of $21.4 million and $4.9 million on its discount loan and loan portfolios, respectively, which amounted to 1.7% and 1.8% of the respective balances. The Company maintained reserves of 1.6% and 1.4% on its discount loan and loan portfolios, respectively, at December 31, 1997.

EXPENSES

NON-INTEREST EXPENSE

Non-interest expense amounted to $70.6 million for the fourth quarter of 1998, including $14.6 million and $3.7 million related to Ocwen UK and OTX, respectively, representing an increase of $28.8 million or 69% over the fourth quarter of 1997. Compensation and employee benefits increased by $9.3 million as the average number of employees increased from 1,104 to 1,663. Of the $9.3 million increase, $5.8 million and $3.2 million related to Ocwen UK and OTX, respectively. Occupancy and equipment expense increased $4.5 million primarily due to an increase in data processing costs, general office equipment expenses, and rental expense. The $7.8 million increase in goodwill amortization was due to the write-off of the remaining unamortized balance of goodwill related to OFS in anticipation of the Company's curtailment of its domestic subprime operations. Loan expenses increased by $4.2 million, all of which was attributed to Ocwen UK. For the year ended December 31, 1998, non-interest expense increased $99.5 million, or 78%, to $226.4 million primarily due to a $38.0 million increase in compensation and benefits, a $17.2 million increase in occupancy and equipment, an $18.2 million increase in loan expenses ($15.2 million of which related to Ocwen UK), and an $11.1 million increase in amortization of goodwill ($10.3 million of which related to OFS). Non-interest expense for 1998 included $41.3 million and $11.3 million related to Ocwen UK and OTX.

DISTRIBUTIONS  ON   COMPANY-OBLIGATED,   MANDATORY   REDEEMABLE   SECURITIES  OF
SUBSIDIARY TRUST HOLDING SOLELY JUNIOR SUBORDINATED DEBENTURES

In August 1997, Ocwen Capital Trust I, a wholly-owned subsidiary of OCN, issued $125.0 million of 10 7/8% Capital Securities. Distributions amounted to $3.4 million and $13.6 million during the three and twelve months ended December 31, 1998, respectively, compared to $3.4 million and $5.2 million for the same periods in 1997.

INCOME TAXES

Income tax benefit (expense) amounted to $27.8 million and $(6.4) million during the fourth quarter of 1998 and 1997, respectively, and $30.7 million and $(21.3) million for the year ended December 31, 1998 and 1997, respectively. OCN's income tax benefit for 1998 reflects tax credits of $17.7 million, the use of a $3.0 million tax benefit resulting from the use of prior year net operating loss carryforwards and the tax benefit resulting from pre-tax losses. OCN invests in low-income housing tax credit interests, which provided tax credits of $4.1 million and $4.5 million for the fourth quarter of 1998 and 1997, respectively, and $17.7 million and $14.9 million for 1998 and 1997, respectively. No valuation allowance was required at December 31, 1998 because it is expected that losses and tax credits will be utilized to offset future taxable income and tax expense.

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999


ASSET ACQUISITIONS

The Company's volume of discount loan acquisitions fell in 1998 due to the impact of a healthy economy. Mortgage delinquencies were at their lowest levels in decades, and major lenders had little need to pare their portfolios. Volume was also reduced by the absence of significant offerings from the U.S. government.


                                                          Three Months              Twelve Months
                                                     -----------------------   -----------------------
         For the periods ended December 31,             1998         1997         1998         1997
         -----------------------------------------   ----------   ----------   ----------   ----------
                                                                   (Dollars in thousands)
         Discount Loan Acquisitions:
           Single family residential .............   $  190,796   $  111,885   $  419,027   $  290,359
           Housing  and Urban Development ("HUD")            --           --      194,173      771,608
                                                     ----------   ----------   ----------   ----------
               Total single family ...............      190,796      111,885      613,200    1,061,967
           Commercial real estate ................       79,831      376,564      499,642      714,806
                                                     ----------   ----------   ----------   ----------
                                                     $  270,627   $  488,449   $1,112,842   $1,776,773
                                                     ==========   ==========   ==========   ==========
         Subprime Loan Purchases and Originations:
           Domestic ..............................      216,459      210,322    1,077,983      594,182
           Foreign (UK) ..........................      120,175           --      675,621           --
                                                     ----------   ----------   ----------   ----------
                                                     $  336,634   $  210,322   $1,753,604   $  594,182
                                                     ==========   ==========   ==========   ==========

For the year ended December 31, 1998, the Company purchased discount loans with a total unpaid principal balance of approximately $1.11 billion, compared to $1.78 billion in 1997. While the volume of single-family residential loans (other than HUD) increased 44.3% over the prior year, the Company acquired approximately $792.6 million less HUD single-family residential loans and commercial real estate loans than in 1997.

For the year ended December 31, 1998, OCN purchased and originated single family residential loans to subprime borrowers with a total unpaid principal balance of approximately $1.75 billion, compared to $594.2 million at December 31, 1997. Domestic subprime loan originations increased 81.4% in 1998, from $594.2 million to $1.01 billion. The $675.6 million of UK subprime loan purchases and originations in 1998 included $421.3 million of loans purchased in connection with OCN's acquisition of its UK origination and servicing platform in April 1998.

CAPITAL

Stockholders' equity increased $16.7 million or 4% during the twelve months ended December 31, 1997 from $419.7 million to $436.4 million at December 31, 1998.

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED HEREIN ARE NOT BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "BELIEVE," "COMMITMENT," "CONTINUE," "COULD," "ESTIMATE," "MAY," "PRESENT," "WILL," FUTURE OR CONDITIONAL VERB TENSES, SIMILAR TERMS, VARIATIONS ON SUCH TERMS OR NEGATIVES OF SUCH TERMS. ALTHOUGH OCN BELIEVES THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, INTERNATIONAL, NATIONAL, REGIONAL OR LOCAL ECONOMIC ENVIRONMENTS, GOVERNMENT FISCAL AND MONETARY POLICIES, PREVAILING INTEREST OR CURRENCY EXCHANGE RATES, EFFECTIVENESS OF INTEREST RATE, CURRENCY AND OTHER HEDGING STRATEGIES, LAWS AND REGULATIONS AFFECTING FINANCIAL INSTITUTIONS, REAL ESTATE INVESTMENT TRUSTS AND REAL ESTATE (INCLUDING REGULATORY FEES, CAPITAL REQUIREMENTS AND INCOME AND PROPERTY TAXATION), UNCERTAINTY OF FOREIGN LAWS, COMPETITIVE PRODUCTS, PRICING AND CONDITIONS (INCLUDING FROM COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN OCN), CREDIT, PREPAYMENT, BASIS, DEFAULT, SUBORDINATION AND ASSET/LIABILITY RISKS, LOAN SERVICING EFFECTIVENESS, ABILITY TO IDENTIFY ACQUISITIONS AND INVESTMENT OPPORTUNITIES MEETING OCN'S INVESTMENT STRATEGY, COURSE OF NEGOTIATIONS AND ABILITY TO REACH AGREEMENT WITH RESPECT TO MATERIAL TERMS OF ANY PARTICULAR TRANSACTION, SATISFACTORY DUE DILIGENCE RESULTS, SATISFACTION OR FULFILLMENT OF AGREED UPON TERMS AND CONDITIONS OF CLOSING OR PERFORMANCE, TIMING OF TRANSACTION CLOSINGS, ACQUISITIONS AND INTEGRATION OF ACQUIRED BUSINESSES, SOFTWARE INTEGRATION, DEVELOPMENT AND LICENSING, AVAILABILITY OF AND COSTS ASSOCIATED WITH OBTAINING ADEQUATE AND TIMELY SOURCES OF LIQUIDITY, DEPENDENCE ON EXISTING SOURCES OF FUNDING, ABILITY TO REPAY OR REFINANCE INDEBTEDNESS (AT MATURITY OR UPON ACCELERATION), TO MEET COLLATERAL CALLS BY LENDERS (UPON RE-VALUATION OF THE UNDERLYING ASSETS OR OTHERWISE), TO GENERATE REVENUES SUFFICIENT TO MEET DEBT SERVICE PAYMENTS AND OTHER OPERATING EXPENSES AND TO SECURITIZE WHOLE LOANS, AVAILABILITY OF DISCOUNT LOANS FOR PURCHASE, SIZE OF, NATURE OF AND YIELDS AVAILABLE WITH RESPECT TO THE SECONDARY MARKET FOR MORTGAGE LOANS, FINANCIAL, SECURITIES AND SECURITIZATION MARKETS IN GENERAL, ALLOWANCES FOR LOAN LOSSES, GEOGRAPHIC CONCENTRATIONS OF ASSETS (TEMPORARY OR OTHERWISE), TIMELY LEASING OF UNOCCUPIED SQUARE FOOTAGE (GENERALLY AND UPON LEASE EXPIRATION), CHANGES IN REAL ESTATE CONDITIONS (INCLUDING LIQUIDITY, VALUATION, REVENUES, RENTAL RATES, OCCUPANCY LEVELS AND COMPETING PROPERTIES), ADEQUACY OF INSURANCE COVERAGE IN THE EVENT OF LOSS, KNOWN OR UNKNOWN
ENVIRONMENTAL CONDITIONS, YEAR 2000 COMPLIANCE, OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS, SECURITIES INVESTMENTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN OCN'S REPORTS AND FILINGS WITH THE SEC, INCLUDING ITS REGISTRATION STATEMENTS ON FORMS S-1 AND S-3 AND PERIODIC REPORTS ON FORMS 10-Q, 8-K AND 10-K

Ocwen Financial Corporation is a $3.3 billion financial institution headquartered in West Palm Beach, Florida. The Company's primary businesses are the acquisition, servicing, and resolution of subperforming and nonperforming residential and commercial mortgage loans. Additional information about Ocwen Financial Corporation is available at www.ocwen.com - OCN.

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999
                                                         At or for the Three                         At or for the Twelve
OCWEN FINANCIAL CORPORATION                           Months ended December 31,                    Months ended December 31,
FINANCIAL SUMMARY                             -----------------------------------------    ----------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)        1998            1997         Change %        1998            1997        Change %
-------------------------------------------   -----------     -----------   -----------    -----------     -----------  -----------
OPERATIONS DATA:
Interest income ...........................   $    66,236     $    73,736           (10)   $   307,694     $   272,531       13
Interest expense ..........................        43,601          40,313             8        184,893         156,289       18
                                              -----------     -----------                  -----------     -----------
Net interest income .......................        22,635          33,423           (32)       122,801         116,242        6
Provision for loan losses .................         4,775          10,479           (54)        18,509          32,218      (43)
                                              -----------     -----------                  -----------     -----------
   Net interest income after provision for
     loan losses ..........................        17,860          22,944           (22)       104,292          84,024       24
                                              -----------     -----------                  -----------     -----------
Servicing fees and other charges ..........        20,136           8,479           137         59,180          25,962      128
(Loss) gain on interest-earning assets, net        (2,502)         36,070          (107)        (1,594)         82,212     (102)
Other non-interest income .................        11,108            (751)        1,579         53,729          15,775      241
                                              -----------     -----------                  -----------     -----------
   Total non-interest income ..............        28,742          43,798           (34)       111,315         123,949      (10)
                                              -----------     -----------                  -----------     -----------
Compensation and employee benefits ........        31,835          22,504            41        115,556          77,573       49
Other non-interest expense ................        38,782          19,294           101        110,838          49,301      125
                                              -----------     -----------                  -----------     -----------
   Total non-interest expense .............        70,617          41,798            69        226,394         126,874       78
Capital Trust Securities ..................         3,399           3,399            --         13,594           5,249      159
Equity in (losses) earnings of investments
   in unconsolidated entities .............       (11,443)          7,468          (253)        (7,985)         23,688     (134)
                                              -----------     -----------                  -----------     -----------
   (Loss) income before income taxes ......       (38,857)         29,013          (234)       (32,366)         99,538     (133)
                                              -----------     -----------                  -----------     -----------
Income tax benefit (expense) ..............        27,811          (6,398)         (535)        30,699         (21,309)    (244)
Minority interest .........................           469             319            47            467             703      (34)
                                              -----------     -----------                  -----------     -----------
   Net income .............................   $   (10,577)    $    22,934          (146)   $    (1,200)    $    78,932     (102)
                                              ===========     ===========                  ===========     ===========

EARNINGS PER SHARE:
   Basic ..................................   $     (0.17)    $      0.38          (145)   $     (0.02)    $      1.40     (101)
   Diluted ................................   $     (0.17)    $      0.37          (146)   $     (0.02)    $      1.39     (101)

KEY RATIOS:
Net interest spread .......................          3.25%           4.73%          (31)          3.98%           4.81%     (17)
Net interest margin .......................          3.42%           5.21%          (34)          4.32%           4.91%     (12)
Annualized Return on Average:
   Assets (1) (2) .........................         (1.20)%          2.96%         (141)         (0.03)%          2.78%    (101)
   Equity (2) .............................         (9.82)%         22.40%         (144)         (0.28)%         27.22%    (101)
Efficiency Ratio (3) ......................        100.12%          49.35%          103         176.83%          48.06%     268

AVERAGE BALANCES:
Securities available for sale .............   $   642,601     $   318,368           102    $   590,367     $   299,558       97
Loans available for sale ..................       409,978         257,730            59        520,859         171,837      203
Loan portfolio ............................       244,004         366,472           (33)       266,519         410,863      (35)
Discount loan portfolio ...................     1,098,271       1,452,204           (24)     1,285,383       1,283,020       --
Total interest-earning assets .............     2,644,240       2,563,977             3      2,844,691       2,369,149       20
Total assets ..............................     3,521,461       3,094,784            14      3,586,985       2,835,514       27

Deposits ..................................     1,908,166       1,924,708            (1)     1,886,563       1,998,191       (6)
Total interest-bearing liabilities ........     2,577,578       2,382,522             8      2,702,814       2,336,895       16
Total liabilities .........................     3,090,550       2,685,290            15      3,159,473       2,545,484       24
Total stockholders' equity ................       430,911         409,494             5        427,512         290,030       47
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes OCN's pro rata share of average assets held by the joint venture for the three and twelve months ended December 31, 1997.

(2) Exclusive of the impairment charges the annualized return on average assets would have been 2.29% and 3.02% for the three and twelve months ended December 31, 1998, respectively, and the annualized return on average equity would have been 18.70% and 25.32% for the three and twelve months ended December 31, 1998, respectively.

(3) Efficiency ratio represents non-interest expense divided by the sum of net interest income before provision for loan losses, and including equity in (losses) earnings of investments in unconsolidated entities. Exclusive of the impairment charges the efficiency ratio would have been 75.43% and 58.09% for the three and twelve months ended December 31, 1998, respectively.

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999

OCWEN FINANCIAL CORPORATION
AVERAGE BALANCE/RATE ANALYSIS
                                                                              Three months ended December 31,
                                                            ------------------------------------------------------------------------
                                                                          1998                                  1997
                                                            ----------------------------------    ----------------------------------
                                                            Average                 Annualized    Average                 Annualized
                                                            Balance     Interest    Yield/Rate    Balance      Interest   Yield/Rate
                                                            -------     --------    ----------    -------      --------   ----------
                 AVERAGE ASSETS:
                 Federal funds sold and repurchase
                   agreements.........................    $  206,500    $   2,986       5.78%   $  121,190    $   1,663       5.49%
                 Securities available for sale........       642,601       15,051       9.37       318,368        5,775       7.26
                 Loans available for sale.............       409,978       10,606      10.35       257,730        7,277      11.29
                 Investment securities and other......        42,886         (823)     (7.68)       48,013        1,302      10.85
                 Loan portfolio.......................       244,004        6,921      11.35       366,472       16,910      18.46
                 Discount loan portfolio..............     1,098,271       31,495      11.47     1,452,204       40,809      11.24
                                                          ----------    ---------               ----------    ---------
                 Total interest-earning assets,
                   interest income....................     2,644,240       66,236      10.02     2,563,977       73,736      11.50
                                                          ----------    ---------               ----------    ---------
                 Non-interest earning cash............        26,209                                23,153
                 Allowance for loan losses............       (25,721)                              (24,672)
                 Investments in low-income housing
                   tax credit interests...............       137,297                                94,241
                 Investment in unconsolidated entities        84,942                                19,790
                 Real estate owned, net...............       210,851                               170,132
                 Investment in real estate............         8,125                                61,584
                 Other assets.........................       435,518                               186,579
                                                          ----------                            ----------
                 Total assets.........................    $3,521,461                            $3,094,784
                                                          ==========                            ==========

                 AVERAGE LIABILITIES AND
                   STOCKHOLDERS' EQUITY:
                 Interest-bearing demand deposits.....    $   49,032    $     269       2.19%   $   25,734    $     215       3.34%
                 Savings deposits.....................         1,524            9       2.36         1,915           11       2.30
                 Certificates of deposit..............     1,857,610       28,638       6.17     1,897,059       29,523       6.23
                                                          ----------    ---------               ----------    ---------
                 Total interest-bearing deposits......     1,908,166       28,916       6.06     1,924,708       29,749       6.18
                 Notes, debentures and other..........       227,642        6,844      12.03       227,003        6,748      11.89
                 Obligations outstanding under lines
                   of credit..........................       381,021        6,197       6.51       198,414        3,267       6.59
                 Securities sold under agreements to
                   repurchase.........................        60,749        1,644      10.82        26,854          467       6.96
                 Federal Home Loan Bank advances......            --           --         --         5,543           82       5.92
                                                          ----------    ---------               ----------    ---------
                 Total interest-bearing liabilities,
                   interest expense...................     2,577,578       43,601       6.77     2,382,522       40,313       6.77
                                                                        ---------                             ---------
                 Non-interest bearing deposits........        34,295                                23,345
                 Escrow deposits......................       201,073                                90,587
                 Capital Trust Securities.............       125,000                               125,000
                 Other liabilities....................       152,604                                63,836
                                                          ----------                            ----------
                 Total liabilities....................     3,090,550                             2,685,290
                 Stockholders' equity.................       430,911                               409,494
                                                          ----------                            ----------
                 Total liabilities and stockholders'
                   equity.............................    $3,521,461                            $3,094,784
                                                          ==========                            ==========
                 Net interest income before provision
                   for loan losses....................                  $  22,635                             $  33,423
                                                                        =========                             =========
                 Net interest rate spread..........                                     3.25%                                 4.73%
                 Net interest margin.................                                   3.42%                                 5.21%
                 Ratio of interest-earning assets to
                   interest-bearing liabilities.......           103%                                  108%

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999

                                                                    Twelve months ended December 31,
                                               ---------------------------------------------------------------------------
                                                              1998                                    1997
                                               ------------------------------------     ----------------------------------
                                               Average                   Annualized     Average                 Annualized
                                               Balance       Interest    Yield/Rate     Balance     Interest    Yield/Rate
                                               -------       --------    ----------     -------     --------    ----------
AVERAGE ASSETS:                                                           (Dollars in thousands)
Federal funds sold and repurchase
   agreements..............................    $  149,441     $  7,930      5.31%      $  163,671     $  8,975       5.47%
Securities available for trading...........            --           --       --             3,295          248       7.53
Securities available for sale..............       590,367       40,705      6.90          299,558       29,851       9.53
Loans available for sale...................       520,859       56,791     10.90          171,837       18,368      10.69
Investment securities and other............        32,122        2,812      8.75           36,905        2,739      11.00
Loan portfolio.............................       266,519       38,609     14.49          410,863       54,701      13.31
Discount loan portfolio....................     1,285,383      160,847     12.51        1,283,020      157,649      12.29
                                               ----------     --------                 ----------     --------
Total interest-earning assets, interest
   income..................................     2,844,691      307,694     10.82        2,369,149      272,531      11.50
                                                              --------                                --------
Non-interest earning cash..................        23,739                                  14,843
Allowance for loan losses..................       (25,655)                                (22,001)
Investments in low-income housing tax
   credit interests........................       130,391                                  96,096
Investment in unconsolidated entities......        82,779                                  34,777
Real estate owned, net.....................       178,223                                 131,007
Investment in real estate..................        36,922                                  44,722
Other assets...............................       315,895                                 166,921
                                               ----------                              ----------
  Total assets.............................    $3,586,985                              $2,835,514
                                               ==========                              ==========

AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing demand deposits...........    $   39,934     $  1,434      3.59%      $   31,719     $  1,220       3.85%
Savings deposits...........................         1,652           38      2.30            2,121           49       2.31
Certificates of deposit....................     1,844,977      115,112      6.24        1,964,351      120,801       6.15
                                               ----------     --------                 ----------     --------
  Total interest-bearing deposits..........     1,886,563      116,584      6.18        1,998,191      122,070       6.11
Notes, debentures and other................       227,858       27,088     11.89          228,233       27,114      11.88
Obligations outstanding under lines of
   credit..................................       481,212       34,587      7.19           84,272        5,578       6.62
Securities sold under agreements to
   repurchase..............................       104,980        6,514      6.20           16,717        1,000       5.98
Federal Home Loan Bank advances............         2,201          120      5.45            9,482          527       5.46
                                               ----------     --------                 ----------     --------
  Total interest-bearing liabilities,
   interest expense........................     2,702,814      184,893      6.84        2,336,895      156,289       6.69
                                                              --------                                --------
Non-interest bearing deposits..............        19,483                                  23,224
Escrow deposits............................       165,111                                  78,986
Capital Trust Securities...................       125,000                                  48,387
Other liabilities..........................       147,065                                  57,992
                                               ----------                              ----------
  Total liabilities........................     3,159,473                               2,545,484
Stockholders' equity.......................       427,512                                 290,030
                                               ----------                              ----------
  Total liabilities and stockholders'
   equity..................................    $3,586,985                              $2,835,514
                                               ==========                              ==========
Net interest income before provision for
   loan losses.............................                   $122,801                                $116,242
                                                              ========                                ========
Net interest rate spread...................                                 3.98%                                    4.81%
Net interest margin........................                                 4.32%                                    4.91%
Ratio of interest-earning assets to
   interest-bearing liabilities............           105%                                    101%

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except share data)                                           December 31,   December 31,
                                                                                       1998            1997
                                                                                    -----------    -----------
Assets:
Cash and amounts due from depository institutions ...............................   $   120,805    $    12,243
Interest earning deposits .......................................................        49,374        140,001
Federal funds sold and repurchase agreements ....................................       275,000             --
Securities available for sale, at fair value ....................................       593,347        476,796
Loans available for sale, at lower of cost or market ............................       177,847        177,041
Investment securities, net ......................................................        10,825         13,295
Loan portfolio, net .............................................................       230,312        266,299
Discount loan portfolio, net ....................................................     1,026,511      1,434,176
Investments in low-income housing tax credit interests ..........................       144,164        128,614
Investment in unconsolidated entities ...........................................        86,893          1,056
Real estate owned, net ..........................................................       201,551        167,265
Investment in real estate .......................................................        36,860         76,340
Premises and equipment, net .....................................................        33,823         21,542
Income taxes receivable .........................................................        40,328             --
Deferred tax asset ..............................................................        60,980         45,148
Excess of purchase price over net assets acquired ...............................        12,706         15,560
Principal, interest and dividends receivable ....................................        18,993         17,284
Escrow advances on loans ........................................................        88,277         47,888
Other assets ....................................................................        99,483         28,617
                                                                                    -----------    -----------
                                                                                    $ 3,308,079    $ 3,069,165
                                                                                    ===========    ===========
Liabilities and Stockholders' Equity:

Liabilities:
   Deposits .....................................................................   $ 2,175,016    $ 1,982,822
   Securities sold under agreements to repurchase ...............................        72,051        108,250
   Obligations outstanding under lines of credit ................................       179,285        118,304
   Notes, debentures and other interest bearing obligations .....................       225,000        226,975
   Accrued interest payable .....................................................        33,706         32,238
   Income taxes payable .........................................................            --          3,132
   Accrued expenses, payables and other liabilities .............................        61,053         51,709
                                                                                    -----------    -----------
     Total liabilities ..........................................................     2,746,111      2,523,430
                                                                                    -----------    -----------

Company-obligated, mandatory redeemable securities of subsidiary trust holding
      solely junior subordinated debentures of the Company ......................       125,000        125,000

Minority interest ...............................................................           592          1,043

Commitments and contingencies

Stockholders' Equity:
   Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares issued
     and outstanding ............................................................            --             --
   Common stock, $.01 par value; 200,000,000 shares authorized; 60,800,357 and
     60,565,835 shares issued and outstanding at December 31, 1998 and
     1997, respectively .........................................................           608            606
   Additional paid-in capital ...................................................       166,234        164,751
   Retained earnings ............................................................       257,170        259,349
   Net unrealized gain (loss) on securities available for sale, net of taxes ....        14,057         (5,014)
   Net unrealized foreign currency translation loss, net of taxes ...............        (1,693)            --
                                                                                    -----------    -----------
     Total stockholders' equity .................................................       436,376        419,692
                                                                                    -----------    -----------
                                                                                    $ 3,308,079    $ 3,069,165
                                                                                    ===========    ===========

Ocwen Financial Corporation Fourth Quarter Results
January 29, 1999

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
                                                                      Three Months                    Twelve Months
                                                             ----------------------------    ----------------------------
For the periods ended December 31,                                1998            1997            1998             1997
----------------------------------------------------------   ------------    ------------    ------------    ------------
Interest Income:
  Federal funds sold and repurchase agreements ...........   $      2,986    $      1,663    $      7,930    $      8,975
  Securities available for sale ..........................         15,051           5,775          40,705          29,851
  Securities held for trading ............................             --              --              --             248
  Loans available for sale ...............................         10,606           7,277          56,791          18,368
  Loans ..................................................          6,921          16,910          38,609          54,701
  Discount loans .........................................         31,495          40,809         160,847         157,649
  Investment securities and other ........................           (823)          1,302           2,812           2,739
                                                             ------------    ------------    ------------    ------------
                                                                   66,236          73,736         307,694         272,531
                                                             ------------    ------------    ------------    ------------
Interest Expense:
  Deposits ...............................................         28,916          29,749         116,584         122,070
  Securities sold under agreements to repurchase .........          1,644             467           6,514           1,000
  Advances from the Federal Home Loan Bank ...............             --              82             120             527
  Obligations outstanding under lines of credit ..........          6,197           3,267          34,587           5,578
  Notes, debentures and other interest bearing obligations          6,844           6,748          27,088          27,114
                                                             ------------    ------------    ------------    ------------
                                                                   43,601          40,313         184,893         156,289
                                                             ------------    ------------    ------------    ------------
  Net interest income before provision for loan losses ...         22,635          33,423         122,801         116,242
Provision for loan losses ................................          4,775          10,479          18,509          32,218
                                                             ------------    ------------    ------------    ------------
  Net interest income after provision for loan losses ....         17,860          22,944         104,292          84,024
                                                             ------------    ------------    ------------    ------------
Non-interest Income:
  Servicing fees and other charges .......................         20,136           8,479          59,180          25,962
  (Loss) gain on interest-earning assets, net ............         (2,502)         36,070          (1,594)         82,212
  Gain (loss) on real estate owned, net ..................          1,269          (1,351)         14,033           7,277
  Other income ...........................................          9,839             600          39,696           8,498
                                                             ------------    ------------    ------------    ------------
                                                                   28,742          43,798         111,315         123,949
                                                             ------------    ------------    ------------    ------------
Non-interest Expense:
  Compensation and employee benefits .....................         31,835          22,504         115,556          77,573
  Occupancy and equipment ................................         10,384           5,839          34,878          17,657
  Net operating loss on investments in real estate and
    certain low-income housing tax credit interests ......          1,765           2,973           6,753           4,792
  Amortization of excess of purchase price over net assets
    acquired .............................................          8,010             247          11,614             557
  Loan expenses ..........................................          6,474           2,299          25,193           7,014
  Other operating expenses ...............................         12,149           7,936          32,400          19,281
                                                             ------------    ------------    ------------    ------------
                                                                   70,617          41,798         226,394         126,874
                                                             ------------    ------------    ------------    ------------
Distributions on Company-obligated, mandatory redeemable
  securities of subsidiary trust holding solely junior
  subordinated debentures ................................          3,399           3,399          13,594           5,249
Equity in (losses) earnings of investments in
  unconsolidated entities ................................        (11,443)          7,468          (7,985)         23,688
                                                             ------------    ------------    ------------    ------------
  (Loss) income before income taxes ......................        (38,857)         29,013         (32,366)         99,538
Income tax benefit (expense) .............................         27,811          (6,398)         30,699         (21,309)
Minority interest in net loss of consolidated subsidiary .            469             319             467             703
                                                             ------------    ------------    ------------    ------------
  Net (loss) income ......................................   $    (10,577)   $     22,934    $     (1,200)   $     78,932
                                                             ============    ============    ============    ============

Income Per Share:
  Basic ..................................................   $      (0.17)   $       0.38    $      (0.02)   $       1.40
                                                             ============    ============    ============    ============
  Diluted ................................................   $      (0.17)   $       0.37    $      (0.02)   $       1.39
                                                             ============    ============    ============    ============
Weighted Average Common Shares Outstanding:
  Basic ..................................................     60,797,467      60,541,578      60,736,950      56,185,956
                                                             ============    ============    ============    ============
  Diluted ................................................     60,797,467      61,321,725      60,736,950      56,836,484
                                                             ============    ============    ============    ============

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